UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c.

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2020

Digital Development Partners, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52828 (Commission File Number)	98-0521119 (IRS Employer Identification No.)

17800 Castleton Street, Suite 300, City of Industry, California 91748

(Address of principal executive offices, including zip code)

(626) 581-3335

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective January 1, 2020, we consummated a plan and agreement of merger (the “Merger Agreement”) with Black Bird Potentials Inc., a Wyoming corporation (“Black Bird”), pursuant to which Black Bird has become our wholly-owned subsidiary. Under the Merger Agreement, we issued a total of 120,000,000 shares of our common stock to the Black Bird shareholders, in exchange for their voting stock of Black Bird.

Pursuant to the Merger Agreement, certain of our new directors and officers were issued shares of our common stock, as follows:

Name of New Director/Officer	Current Position(s)	Number of Shares Issued
Fabian G. Deneault	President, Director	49,746,253 shares
Eric Newlan	Vice President, Secretary, Director	24,658,703 shares (1)
L. A. Newlan, Jr.	Director	24,658,703 shares (1)
William E. Sluss	Vice President-Finance, Director (2)	1,115,002 shares
(1)

Such shares were issued in the name of Newlan & Newlan, Ltd., a law firm owned 50% each by Eric Newlan and L. A. Newlan, Jr. During the second half of 2019, Newlan & Newlan, Ltd. served as legal counsel to our company.

(2)	Prior to the consummation of the Merger Agreement, Mr. Sluss was our company’s principal accounting officer.

In determining the number of shares of our common stock to be issued under the Merger Agreement, our Board of Directors did not employ any standard valuation formula or any other standard measure of value. Rather, the number of shares that was issued was determined through arm’s-length negotiations.

The acquisition of Black Bird was pursued and consummated by our company, after our Board of Directors had determined, after investigating the Black Bird opportunity, that the best interests of our company and our shareholders would be best served by acquiring Black Bird rather than to continue as a “shell company.”

Our Board of Directors has adopted the business plan of Black Bird. Please see “Our Company After Acquiring Black Bird Potentials Inc.” below for a complete description of our company following the acquisition of Black Bird, its business plans, its financial condition and the current status of its business efforts, as a combined enterprise with Black Bird.

form 10 information

Our Company After Acquiring Black Bird Potentials Inc.

With the acquisition of Black Bird Potentials Inc., our company has emerged from its long-standing status as a “shell company.” Our Board of Directors has adopted the business plan of Black Bird. The following sets forth certain information regarding our company that reflects these recent changes.

forward-looking statements

References in this Current Report on Form 8-K to “us”, “we” and “our” include Digital Development Partners, Inc. (to change its corporate name to Black Bird Potentials Inc.), and Black Bird Potentials Inc., a Wyoming corporation, unless otherwise indicated.

In addition, certain other forward-looking statements herein are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the important risks that could cause actual results to differ materially from those suggested by the forward-looking statements include, among other things: events that deprive us of the services of two of our officers, Fabian G. Deneault and Eric Newlan; our ability to increase our product sales; our ability to obtain needed capital; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Impending Corporate Name Change

On January 2, 2020, holders of approximately 68% of our common stock, acting by written consent in lieu of a meeting, approved a change of our corporate name from Digital Development Partners, Inc. to “Black Bird Potentials Inc.” On January 31, 2020, we filed the Certificate of Amendment to our Articles of Incorporation that is to effect this corporate action. The effective time of this corporate action will depend on the date on which FINRA issues its approval of our related filing.

History of Our Company

We were incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed in August 2009 to “Digital Development Partners, Inc.” Through 2014, our company was involved, first, in the mining industry and, then, in the communications industry. From 2015 until the January 2020 acquisition of Black Bird, our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

Overview

Founded in October 2018, Black Bird Potentials Inc. manufactures and sells zero-THC CBD products, including CBD Oils and CBD-infused personal care products. In addition, Black Bird is a licensed grower of industrial hemp under the Montana Hemp Pilot Program. Black Bird is the exclusive distributor in the U. S. and Canada for MiteXstream, a plant-based biopesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants. EPA approval of MiteXstream is expected in late 2020.

Current Status

In January 2020, we acquired Black Bird Potentials Inc., a Wyoming corporation. Our Board of Directors and a majority of our shareholders have approved a change of our corporate name to “Black Bird Potentials Inc.” In January 2020, application was made to FINRA for approval and implementation of the corporate name change. The effective date of the corporate name change will be announced, once determined.

In connection with our acquisition of Black Bird, there occurred a change in control of our company. The business plan of Black Bird has been adopted by our Board of Directors and our company’s ongoing operations now include those of Black Bird.

The Business of Black Bird

— Overview —

We are engaged in the manufacture and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% tetrahydrocannabinol (THC), the principal psychoactive constituent of cannabis (marijuana). All of these products are marketed under the “Grizzly Creek Naturals” brand name as zero-THC products.

Black Bird is a licensed participant in the Montana Hemp Pilot Program, under which it is a legal grower of industrial hemp.

Also, we own the exclusive rights to distribute an environmentally-friendly plant-based biopesticide (which will sell under the MiteXstream brand name) that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp) and hops, among other crops. EPA approval of MiteXstream as a biopesticide is expected in late 2020. Sales of MiteXstream will not commence until EPA certification is achieved.

Our corporate website is located at: www.bbpotentials.com.

— Hemp-Related Businesses —

Hemp. Hemp, or “industrial hemp”, is a variety of the Cannabis sativa plant species that is grown specifically for the industrial uses of its derived products. According to a 2015 article by Wesley Tourangeau entitled “Re-defining Environmental Harms: Green Criminology and the State of Canada’s Hemp Industry” appearing in the Canadian Journal of Criminology & Criminal Justice, hemp was one of the first plants to be spun into usable fiber some 10,000 years ago.

Hemp is capable of being refined into a variety of commercial items, including biodegradable plastics, “hemp-crete,” paper, textiles, paint, biofuel, food and animal feed.

Although cannabis as a drug (marijuana) and industrial hemp both derive from the species Cannabis sativa and contain the psychoactive component tetrahydrocannabinol (THC), they are distinct strains with unique phytochemical compositions and uses. Industrial hemp has significantly lower concentrations of THC and higher concentrations of Cannabidiol (CBD), which decreases or eliminates its psychoactive effects. In the United States, hemp has long been heavily regulated.

Recent Changes in Federal Law. In December 2018, President Trump signed the 2018 Farm Bill. Under the 2018 Farm Bill, industrial hemp is now legal in the United States—with restrictions. Prior to the 2018 Farm Bill, industrial hemp (that which contained less than 0.3% THC) could be grown legally under allowed pilot programs that were approved by both the U.S. Department of Agriculture and state departments of agriculture—the Montana Hemp Pilot Program (the “MT Hemp Program”) under which Black Bird is licensed is one such pilot program. The previous system permitted small-scale expansion of hemp cultivation for limited purposes. The 2018 Farm Bill is more expansive. It allows hemp cultivation broadly, not simply pilot programs for studying market interest in hemp-derived products. It explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. The 2018 Farm Bill also puts no restrictions on the sale, transport or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The new Farm Bill does not, however, create a completely free system in which individuals or businesses can grow hemp whenever and wherever they want.

In fact, a common misunderstanding that exists about the 2018 Farm Bill is that CBD is legalized. While it is true that Section 12619 of the Farm Bill removes hemp-derived products from its Schedule I status under the Controlled Substances Act, the legislation does not legalize CBD generally. The 2018 Farm Bill ensures that any cannabinoid—a set of chemical compounds found in the cannabis (hemp) plant—that is derived from hemp will be legal, if and only if that hemp is produced in a manner consistent with the 2018 Farm Bill, associated federal regulations, associated state regulations and by a licensed grower. All other cannabinoids produced in any other setting remain a Schedule I substance under federal law and are, thus, illegal.

Industrial Hemp Industry Information. Spurred on by extremely strong growth in CBD sales, industrial hemp production more than doubled in 2017, with similar growth forecast through at least the next decade. CBD represents the fastest growing subset of the U.S. industrial hemp market. According to a recent report by Brightfield Group, hemp-derived CBD is projected to be a $22 billion annual market by 2022. The report also estimates that CBD sales will experience an approximate year-over-year growth rate of 55%.

At the start of 2018, Vote Hemp, an advocacy organization, stated that acreage dedicated to industrial hemp production stood at 23,000 acres, up from 10,000 acres at the beginning of 2017.

Currently, the majority of hemp products sold in the U.S.—such as hemp foods, healthcare products, textiles and building materials—are imported from other countries. However, as domestic restrictions continue to ease, U.S. companies are acquiring, and are expected to continue to acquire, a greater percentage of the hemp product market, both in the U.S. and internationally.

Hemp-Related Operations. Our company’s hemp-related operations will include three separate functions, each of which will be managed as a separate business. These functions are (a) the cultivation of hemp, (b) the extraction of CBD from the cultivated hemp and (c) the manufacture, sale and distribution of CBD products.

< cultivation of hemp ➞ extraction of cbd ➞ cbd products >

Montana Hemp Pilot Program. Industrial hemp was authorized as an alternative agricultural crop by the Montana Legislature, Sections 80-18-101 through 80-18-111 of Montana Code Annotated. The MT Pilot Program is the embodiment of this Montana law which provides a framework for legal commercial industrial hemp production in Montana.

Black Bird is a licensed hemp grower in the MT Pilot Program. During the Fall of 2019, we harvested our first small crop of industrial hemp. We chose to grow a small first crop of industrial hemp in an indoor facility owned by our President, Fabian G. Deneault, as a means of learning, first hand, more about the horticultural needs of industrial hemp, rather than to grow a large, commercial crop. Should future business conditions warrant, we intend to expand our industrial hemp growing operations into available nearby indoor facilities, as well as to available farmland in the Ronan, Montana, area. No prediction can yet be made with respect to our future industrial hemp growing operations.

Each 13 months, our indoor growing operations will be capable of producing four full crops of industrial hemp. In Montana, our outdoor growing operations would be capable of producing a single full crop of hemp each calendar year.

Once harvested, our hemp crops would be transported to our planned CBD extraction facility to be located in the Ronan, Montana, area.

< cultivation of hemp ➞ extraction of cbd ➞ cbd products >

CBD Extraction Facility. We intend to construct a CBD extraction facility in the Ronan, Montana, area, the precise size and location of which has not yet been determined.

In addition to extracting CBD from our own hemp crops for use in our Grizzly Creek Naturals CBD products, we will seek to establish our company as the leading CBD extraction facility in the State of Montana. Our efforts in this regard are supported by the rules of the MT Pilot Program which require that all hemp grown in Montana be processed within Montana. There is no assurance that we will be able to so establish our company’s CBD extraction facility.

By establishing a CBD extraction facility, we expect that we would enjoy a significant reduction in the cost of CBD compared to purchasing needed CBD from third parties, as we do currently.

Information Regarding Hemp CBD Extraction. CBD is one of the three main chemicals found in the trichomes of the cannabis plant. There are several methods for extracting CBD from cannabis, including industrial hemp. The most common methods use a form of solvent. This can be a liquid solvent, an oil solvent or CO2.

Liquid Solvent Extraction. In this method, plant material, like flowers and trim, are put into a container. Liquid solvent (usually butane, isopropyl alcohol, hexane or ethanol) is run through the plant matter to strip it of “cannabinoids” and “flavors” and transfer them into the liquid. Then, the liquid is evaporated away from this mixture to leave only concentrated chemicals and flavors in the form of an oil.

Oil Extraction. Using oils, especially olive oil, to extract cannabinoids from hemp and cannabis is a practice believed to date back to Biblical times. First, raw plant material must be decarboxylated, or heated to a specific temperature for a certain length of time to activate the chemicals in the plant. Plant material is then added to olive oil and heated to 100°C for 1-2 hours to extract the cannabinoids.

CO2 Extraction. Carbon Dioxide (CO2) is a unique molecule that can function as any state of matter—solid, liquid or gas— depending on the pressure and temperature under which it is kept. Because variables like pressure and temperature have to be kept very specific in a CO2 extraction process, this extraction method is usually done with a piece of equipment called a “closed-loop extractor”. This machine has three chambers: the first chamber holds solid, pressurized CO2, the second chamber contains dry plant material and the third chamber separates the finished product.

When performing the extraction, the solid CO2 from the first chamber is pumped into the second with the plant material. This second chamber is kept at a specific pressure and temperature which causes the CO2 to behave more like a liquid so that it runs through the plant material and extracts chemicals and flavors, much like in the liquid solvent process. Then, the CO2-cannabinoid mixture is pumped into a third chamber where it is kept at an even lower pressure and higher temperature so that the CO2 gas rises to the top of the chamber while the oils containing chemicals and flavors from the plant material fall to the bottom to be collected for consumption.

Our planned CBD extraction facility will employ a CO2 extraction process.

Post-CBD Extraction. Following the CBD extraction process, the hemp remains substantially intact. Our management has yet to determine how the post-extraction hemp will be processed into one or more products into which hemp is able to be refined.

< cultivation of hemp ➞ extraction of cbd ➞ cbd products >

       Grizzly Creek Naturals.

CBD Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. Once we begin producing commercial quantities of industrial hemp and extracting the CBD therefrom, we will begin to use all of our own CBD and supplement it with CBD from third parties, as necessary.

We have expanded our line of zero-THC Grizzly Creek Naturals CBD products and currently manufacture and sell the following items:

•	CBD Oil: Original, Huckleberry and Cherry Flavors in 100mg, 250mg, 500mg and 1000mg dosages.

•	CBD-Infused Body Butter (500mg): Unscented and Huckleberry Scent.
•	CBD-Infused Lip Balm (30mg): Huckleberry Scent
•	Bath Bomb with 50mg of CBD: Eucalyptus, Lavender and Citrus Scents.
•	Sports Roll-on with 100mg of CBD

During the second quarter of 2020, we intend to introduce a CBD-infused hand sanitizer.

Other Products. In April 2020, we began sales of our Grizzly Creek Naturals hand sanitizer to retail customers and directly to consumers through our website, having completed the FDA product listing in March 2020.

In the near future, we intend to introduce CBD products for small and large animals under our Grizzly Creek Naturals brand name.

Distribution. Currently, our products are distributed by us directly to retail outlets in Montana and sold to consumers through our website: www.grizzlycreeknaturals.com. In addition, our products are distributed to retail outlets and directly to customers by our distributors.

During the second quarter of 2019, we began to seek distributors for our Grizzly Creek Naturals CBD products. During the third quarter of 2019, we entered into separate distribution agreements with two distributors, CBD INC Limited Liability Partnership (the “Nevada Distributor”), who focuses on distribution of our products in Nevada, and Gorilla Mitts, LLC (the “California Distributor”). In March 2020, we entered into a regional development and distribution agreement with Northland Partners, LLC (the “Tri-State Distributor”), who will focus on distribution of our products in North Dakota, South Dakota and Minnesota. Each of these distributors has the right to distribute our Grizzly Creek Naturals CBD products anywhere in the United States.

We continue to seek additional distributors who are able to demonstrate, to our management’s satisfaction, an ability to develop robust sales for our Grizzly Creek Naturals CBD products.

Grizzly Creek Naturals Retail Stores.

First Store. In October 2109, the Nevada Distributor celebrated the grand opening of its first Grizzly Creek Naturals retail store, which is located at 1331 South Commerce Street, Las Vegas, Nevada 89102. In addition to retail operations, the Nevada Distributor uses the facility as its initial distribution hub.

Additional Stores. The Nevada Distributor has stated its intention to establish a total of approximately 10 Grizzly Creek Naturals retail stores: up to four additional locations in the City of Las Vegas, as well as locations outside of the City of Las Vegas, including Henderson, Mesquite and Boulder City, Nevada, and Needles, California. There is no assurance that the Nevada Distributor will be successful in establishing any additional stores.

In addition, the Tri-State Distributor has indicated that it intends to explore the possibility of opening one or more Grizzly Creek Naturals store in its area of focus. No assurance can be given that any such store will be established.

Perceived Benefits of CBD. The current growth in sales of CBD products is primarily due to perceived benefits expressed by those who have used CBD products. While our company does not make any claims as to the effectiveness or potential benefits of CBD, the following perceived benefits expressed by those which have used CBD products include, among others:

• Relief for Chronic Pain • Reduces Seizures • Reduces Anxiety and Depression • Reduces Inflammation	• Promotes Healthy Weight • Improves Heart Health • Improves Skin Conditions
(Source: CBD Oil Benefits and Uses for Pain, Anxiety, Cancer and More, Dr. Josh Axe, DC, DMN, CNS; https://draxe.com/cbd-oil-benefits)

Competitive Strengths and Weaknesses. With respect to our Grizzly Creek Naturals products, we believe our company possesses the following competitive strengths and weaknesses:

Competitive Strengths:	• our products are produced using high-quality ingredients
• we enjoy low overhead costs

Competitive Weaknesses:	• none of our products enjoys brand name recognition
• we possess limited capital
• we have limited personnel

Competition. The market for CBD products is growing rapidly and the competition for customers is highly competitive and highly fragmented, with no significant barriers to entry. We expect competitive conditions to increase over time.

Regulation. Under the 2018 Farm Bill, CBD products may be sold legally, if and only if the hemp from which the CBD is derived is produced in a manner consistent with the 2018 Farm Bill, associated federal regulations, associated state regulations and by a licensed grower. Our CBD products are in compliance with the provisions of the 2018 Farm Bill.

— MiteXstream —

Approval as Pesticide. We intend to have MiteXstream approved as a biopesticide by the U.S. Environmental Protection Agency, and, thereafter, approved, initially, for use in the various states. We expect the cost of such process to total approximately $50,000. To assist our company in this approval process, we have retained Spring Regulatory Sciences, Spring, Texas, an EPA pesticide consulting firm. In January 2020, the application for MiteXstream to be certified as a biopesticide was filed with the EPA. It is expected that EPA approval will be obtained in approximately ten months. Assuming EPA approval, application would be made to the various states for approval; the state approval process takes between one and eight months, variously.

Until we obtain the required pesticide certifications, we will not sell any MiteXstream. As soon as we have obtained the required pesticide approvals, we intend to launch immediately our planned MiteXstream sales and distribution efforts.

Background—The Spider Mite Problem. Our President, Fabian G. Deneault, was, from 2017 through 2019, a licensed dispenser of medical marijuana (MMJ) in the State of Montana and, as such, was permitted to grow marijuana plants for use in his MMJ dispensary business. As a licensed medical marijuana grower, Mr. Deneault encountered infestations of spider mites on his plants. To combat the spider mites, Mr. Deneault developed the MiteXstream formulation (see “Product Effectiveness” below).

Mr. Deneault soon came to understand that the spider mite issue is an industry-wide issue. In fact, in addition to marijuana, spider mites are a significant pest in the production of industrial hemp, coffee and hops, among other agricultural products.

Product Effectiveness. In testing done by our company, we have determined that, when mixed with water at the prescribed dilution rate, MiteXstream is effective in eliminating spider mites and their eggs, with no risk of plant damage.

Further, based on independent lab testing (see results under “Independent Lab Testing” below), users of MiteXstream are able to treat their cannabis (marijuana) plants through the day of harvest and still satisfy state-level pesticide testing standards.

Independent Lab Testing. In January 2019, Stillwater Labs, an Olney, Montana-based medical marijuana testing facility, concluded its testing of a cannabis sample treated only with MiteXstream. In addition to testing for pesticides prohibited by the State of Montana, Stillwater Labs also tested for pesticides prohibited by the State of Oregon, the most stringent state-level marijuana testing standard. The results of this testing, presented as being measured in parts per billion (PPB), are set forth below.

montana pesticide testing standard

Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)
Abamectin Acequinocy Bifenazate Bifenthrin Chlormequat Chloride Cyfluthrin Daminozide Etoxazole Fenoxycarb Imazalil	500 2000 200 200 1000 1000 1000 200 200 200	0 0 0 0 0 0 0 0 0 0	Imidacloprid Myclobutanil Paclobutrazol Pyrethrin I Spinosyn A Spinosyn D Spiromefesin Spirotetramat Trifloxystrobin	400 200 400 1000 200 200 200 200 200	0 0 0 0 0 0 0 0 0

oregon pesticide testing standard

Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)

Abamectin

Acequinocy

Bifenazate

Bifenthrin

Chlormequat Chloride

Cyfluthrin

Daminozide

Etoxazole

Fenoxycarb

Imazalil

Imidacloprid

Myclobutanil

Paclobutrazol

Pyrethrin I

Spinosyn A

Spinosyn D

Spiromefesin

Spirotetramat

Trifloxystrobin

Acephate

Acetamiprid

Aldicarb

Azoxystrobin

Boscalid

Carbaryl

Carbofuran

Chloantraniliprole

Chlorpyrifos

	500 2000 200 200 N/A 1000 1000 200 200 200 400 200 400 1000 200 200 200 200 200 400 200 400 200 400 200 200 200 200	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0

Clofentezine

Cypermethrin

Diazinon

Dichlorvos

Dimethoate

Etofenprox

Fenpyroximate

Fipronil

Flonicamid

Fludioxonil

Hexythiazox

Kresoxym-methyl

Malathion

Metalaxyl

Methiocarb

Methomyl

Oxamyl

Permethrins

Phosmet

Piperonyl Butoxide

Prallethrin

Propiconazole

Pyridaben

Spiroxamine

Tebuconazole

Thiacloprid

Thiamethoxam

				200 1000 200 100 200 400 400 400 1000 400 1000 400 200 200 200 400 1000 200 200 2000 200 400 200 400 400 200 200	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1* 0 0 0 0 0 0 0 0 0

* Noted in the report of Stillwater Labs as possible ambient environmental contamination.

— Insurance —

We have not yet purchased product liability or other insurance. However, our management intends to secure a commercially reasonable product liability insurance policy in the very near future.

— Intellectual Property —

In General. We regard our rights to intellectual property pertaining to “Grizzly Creek Naturals” and “MiteXstream” and our business know-how as having significant value and as being an important factor in the marketing of our products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Patents. Currently, we own no interest in any patent or patent application. None of the products that we sell in our business is the subject of any patent or patent application. Due to such lack of patent protection, neither our company nor our licensor may be able to defend our or its rights to such intellectual property. (See “Risk Factors” below).

Trademarks. We are the owner of the following trademarks: “Grizzly Creek Naturals” and “MiteXstream”. In the near future, we intend to file for registration of these trademarks with the U.S. Patent and Trademark Office.

— Employees —

We currently have no employees other than our current executive officers. Upon our obtaining adequate funding, we expect that we would hire a small number of employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

— Risk Factors —

risk factors associated with our company

There is doubt about our ability to develop as a viable business, and it is expected that we will need additional funding. Our business operations are less than one year old. Our current efforts are focused on developing sales of our zero-THC Grizzly Creek Naturals CBD products, while our parallel long-term efforts are focused on obtaining pesticide certification for our MiteXstream product. To date, we have derived a modest level of revenues. We must obtain capital, in order to pursue our complete plan of business. Further, there can be no assurance that any one of our business activities will prove to be successful.

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

We may be unable to obtain sufficient capital to pursue our growth strategy. We do not possess sufficient financial resources to implement our complete business plan. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of successful business operations, which makes a purchase of our common stock speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations are subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of recognition for the Grizzly Creek Naturals and, later, the MiteXstream brand names and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in bringing our products to market and earning a profit from such efforts. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in our common stock.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers’ serving without current compensation; the loss of these officers could disrupt our operations and adversely affect the development of our business. Our success in establishing our business operations will depend, primarily, on the continued service of our President, Fabian G. Deneault, and our Vice President, Eric Newlan. We have not yet entered into employment agreements with Messrs. Deneault and Newlan, although we expect to do so in the near future. (See “Executive Compensation” below). However, the loss of service of either of such persons, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning the market for any of our zero-THC Grizzly Creek Naturals CBD products, for MiteXstream or for our planned other industrial hemp products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our executive officers. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

risks related to our business

We may not be able to compete effectively in our intended markets. None of our products enjoys name recognition and many of our competitors possess substantially greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to establish our business and compete successfully in this environment.

We may suffer sluggish or negative sales growth as a result of the novel Coronavirus pandemic. It is possible that the negative economic impact caused by the novel Coronavirus pandemic will result in long-term economic weakness in the United States and/or globally and our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

Introduction of new products by competitors could harm our competitive position and results of operations. The respective markets for our products, that is, our zero-THC Grizzly Creek Naturals CBD products and MiteXstream, are characterized by intense competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If we fail to maintain a positive reputation with consumers concerning our products, we may not be able to develop loyalty to our products, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing loyalty to our products. To the extent our products are perceived as low quality or otherwise not compelling to potential customers, our ability to establish and maintain a positive reputation and product loyalty may be adversely impacted.

In the near term, we expect to have difficulty in procuring certain of the raw materials necessary to manufacture our hand sanitizer products. With the appearance of the novel Coronavirus pandemic in the United States in January 2020, consumers and businesses quickly depleted available supplies of hand sanitizer, which circumstance remains. Due to the current circumstances, it is expected that, for the foreseeable future, we will have difficulty in procuring sufficient raw materials, particularly alcohol, required for us to manufacture enough hand sanitizer to meet our customers’ demands. We may also face a circumstance whereby we would be unable to purchase needed quantities of raw materials at prices that permit us to maintain a competitive level of pricing for our customers. These circumstances, should they occur, would negatively affect our operating results.

We will be subject to payment processing risk. A portion of purchases of our products will be made online by customers using credit/debit cards. For the foreseeable future, we will rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our CBD business. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our CBD business.

FDA regulation of industrial hemp and industrial-hemp-derived CBD could negatively affect the industrial hemp industry, which would adversely affect our financial condition. While the 2018 Farm Bill recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations, including CGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of industrial hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we are unable to predict what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and or registration as may be prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all, to the extreme detriment to our financial operating results and condition.

Because we manufacture and sell CBD products, it is possible that, in the future, we may have difficulty accessing the service of banks. While industrial hemp cultivation was legalized by the 2018 Farm Bill, the FDA is choosing to regulate certain hemp products, including CBD. It is possible that the circumstances surrounding the FDA’s handling of CBD -related issues could cause us to have trouble securing services from banks, in the future.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of our brands may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brands, including Grizzly Creek Naturals and MiteXstream, may be diminished, and the perception of our products may become confused in the marketplace. In such circumstance, our business could be adversely affected.

Our operating results can be expected to be seasonal. With respect to MiteXstream, sales can be expected to be seasonal in nature, with greater sales volumes occurring during the warmer months of the growing season. However, because our business is only in its nascent stage, we are unable to predict how our operating results will be affected by such seasonality.

Pests, disease, severe weather, natural disasters and other conditions could result in substantial losses to our planned industrial hemp crops and weaken our financial condition. Pests, crop disease, severe weather conditions, such as floods, droughts and windstorms, and natural disasters could adversely affect our ability to produce our planned industrial hemp crops. Should any such adverse event occur, it can be expected that we would lose our investment in the affected industrial hemp crops.

We could be subject to product liability claims. The sale of Grizzly Creek Naturals CBD products and MiteXstream involves, and will involve, the risk of injury to customers and others. There can be no assurance that the use or consumption of any of one of our products will not cause a health-related illness or that it will not be subject to claims or lawsuits relating to such matters. Any such claims or liabilities might not be covered by our insurance. Thus, there is no assurance that we would not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage, resulting in cash outlays that could, if significant enough in nature, materially and adversely affect our results of operations and financial condition.

Environmental and other regulation could adversely impact our planned industrial hemp farming business, by increasing production costs. Because our planned industrial hemp farming business can be expected to use fertilizers, pesticides and other agricultural products, we will be subject to regulations relating to their use and disposal. A decision by a regulatory agency to restrict significantly the use of such products that have traditionally been used in the production of hemp could have an adverse impact on us. In addition, if a regulatory agency were to determine our company not to be in compliance with a regulation in that agency’s jurisdiction, this could result in substantial penalties.

risks related to our organization and structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and will serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

risks related to a purchase of our common stock

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile. Our common stock is quoted in the over-the-counter market under the symbol “DGDM” in the OTC Pink marketplace of OTC Link. For over the past five years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. Even with our acquisition of Black Bird, no assurance can be given that the market for our common stock will become robust or less volatile.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;

•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	changes in market valuations of other CBD-related companies;
•	announcements of innovations or new products by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services;
•	weakness in sales of our products that may occur as a result of the novel Coronavirus pandemic;
•	continuing overall stock market volatility and weakness attributable to the novel Coronavirus pandemic, including long-lasting recessionary effects on the United States and/or global economies; and
•	rumors or public speculation about any of the above factors.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our officers and directors, hold shares of our restricted common stock, but will be able to sell their shares in the market, if one should develop. Beginning in the first quarter of 2021, in general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

— Legal Proceedings —

We are not currently involved in any legal proceedings.

— Market Information —

Our common stock is quoted in the over-the-counter market under the symbol “DGDM” in the OTC Pink marketplace of OTC Link. Shown below are the ranges of high and low closing prices for our common stock for the periods indicated, as reported by FINRA. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High	Low
31-Mar-18	$0.14	$0.02
30-Jun-18	$0.04	$0.02
30-Sep-18	$0.04	$0.01
31-Dec-18	$0.02	$0.01

31-Mar-19	$0.02	$0.01
30-Jun-19	$0.01	$0.00
30-Sep-19	$0.03	$0.00
31-Dec-19	$0.14	$0.01

Trades of our common stock are subject to Rule 15g-9 of the Securities Exchange Act of 1934, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock.

As of March 23, 2020, the Company had 150,100,000 outstanding shares of common stock and 53 shareholders of record.

As of March 23, 2020, 6,705,665 shares of the Company’s common stock were freely tradable. The remaining outstanding shares, 143,394,335 shares, are not free-trading shares and will not be eligible for sale pursuant to Rule 144 of the SEC, until the first quarter of 2021, at the earliest.

— Recent Sales of Unregistered Securities —

During 2017, 2018 and 2019, our company issued no unregistered securities. In January 2020, we issued a total of 143,294,335 shares of our common stock in connection with our company’s acquisition of Black Bird Potentials Inc. More specific information regarding the issuance of such shares of common stock is set forth below under Item 3.02 Unregistered Sales of Equity Securities, which information is incorporated by this reference.

— Dividends —

Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors. Our Board of Directors is not restricted from paying any dividends, but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will be paid for the foreseeable future.

— Management’s Discussion and Analysis of Financial Condition and Results of Operation —

Basis of Presentation. Because our company was a “shell company” from 2014 through all of 2019, this section presents information concerning Black Bird for the periods and as of the dates indicated. This information includes Black Bird’s financial results, as well as narrative descriptions thereof. In addition, where appropriate, this section presents pro forma financial information, which assumes our company’s acquisition of Black Bird had occurred on certain prior dates, as indicated.

Cautionary Statement. The following discussion and analysis should be read in conjunction with the financial statements and related notes beginning below on page F-1.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those included herein under “Our Company After Acquiring Black Bird Potentials Inc.—Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company. As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.
•	Reduced disclosure about our executive compensation arrangements.
•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Critical Accounting Policies. Our accounting policies are discussed in detail in the footnotes to our financial statements beginning on page F-1. We consider our critical accounting policies related to revenue recognition, inventory and fair value of financial instruments.

Our management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Overview and Outlook. We are engaged in the manufacture and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% tetrahydrocannabinol (THC), the principal psychoactive constituent of cannabis (marijuana). All of these products are marketed under our “Grizzly Creek Naturals” brand name as zero-THC products. Black Bird (now our wholly-owned subsidiary) is a licensed participant in the Montana Hemp Pilot Program, under which it is a legal grower of industrial hemp.

Also, we own the exclusive rights to distribute an environmentally-friendly plant-based biopesticide (which will sell under the MiteXstream brand name) that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp) and hops, among other crops. EPA approval of MiteXstream as a biopesticide is expected in late 2020. Sales of MiteXstream will not commence until EPA certification is achieved.

Principal Factors Affecting Our Financial Performance. Our future operating results will be primarily affected by the following factors:

•	our ability to attract and retain customers for our Grizzly Creek Naturals CBD products;
•	our ability to maintain the value proposition of MiteXstream, once certified as a biopesticide, vis-a-vis other available pest control products; and
•	our ability to contain our operating costs.

We expect that our revenues will increase from quarter to quarter for the foreseeable future, beginning with the quarter ending June 30, 2020. We expect to incur operating losses through at least June 30, 2020, until sales volumes of our Grizzly Creek Naturals CBD products increase significantly. Further, because of our current lack of capital and the current lack of brand name awareness of Grizzly Creek Naturals, we cannot predict the levels of our future revenues.

Based on informal testing done by, and discussions with, cannabis (marijuana and industrial hemp) cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. The impact of these operations is expected to arrive beginning in the first quarter of 2021.

Results of Operations.

Nine Months Ended September 30, 2019 (the “Current Period”). During the Current Period, we generated $84,167 (unaudited) in revenues and earned a net profit of $7,364 (unaudited). For all of 2020, we expect that sales of our zero-THC Grizzly Creek Naturals CBD products will increase significantly, although we are unable to predict the amount of such increase. Likewise, as sales of our Grizzly Creek Naturals products increase, our monthly expenses can be expected to increase at a similar rate, although we are unable to predict the amount of such increase.

Nine Months Ended September 30, 2019, Pro Forma. On a combined basis (our company and Black Bird), during the Current Period we generated $84,167 (unaudited) in revenues, but incurred a net loss of $81,886 (unaudited), due to our company’s net loss of $89,250 (unaudited) during the Current Period.

Year Ended December 31, 2018 (the “Initial Period”). During the Initial Period, we generated no revenues and incurred only nominal expenses.

Year Ended December 31, 2018, Pro Forma. On a combined basis (our company and Black Bird), during the Initial Period, we generated no revenues and incurred a net loss of $121,248 (unaudited), due primarily to our company’s net loss of $121,110 (unaudited) during the Initial Period.

Plan of Operation – Hemp/CBD Products. Our company’s hemp-related operations will include three separate functions, each of which will be managed as a separate business. These functions are (a) the cultivation of hemp, (b) the extraction of CBD from the cultivated hemp and (c) the manufacture, sale and distribution of CBD products.

Cultivation. Black Bird is a licensed hemp grower in the Montana Hemp Pilot Program (MT Pilot Program). During the Fall of 2019, we harvested our first small crop of industrial hemp. We chose to grow a small first crop of industrial hemp in an indoor facility owned by our President, Fabian G. Deneault, as a means of learning, first hand, more about the horticultural needs of industrial hemp, rather than to grow a large, commercial crop. Should future business conditions warrant, we intend to expand our industrial hemp growing operations into available nearby indoor facilities, as well as to available farmland in the Ronan, Montana, area. No prediction can yet be made with respect to our future industrial hemp growing operations. Each 13 months, our indoor growing operations will be capable of producing four full crops of industrial hemp. In Montana, our outdoor growing operations would be capable of producing a single full crop of hemp each calendar year. Once harvested, our hemp crops would be transported to our planned CBD extraction facility to be located in the Ronan, Montana, area.

Extraction. We intend to construct a CBD extraction facility in the Ronan, Montana, area, the precise size and location of which has not yet been determined. In addition to extracting CBD from our own hemp crops for use in our zero-THC Grizzly Creek Naturals CBD products, we intend to establish our company as the leading CBD extraction facility in the State of Montana. Our efforts in this regard are supported by the rules of the MT Pilot Program which require that all hemp grown in Montana be processed within Montana. There is no assurance that we will be able to so establish our company’s CBD extraction facility. By establishing a CBD extraction facility, we expect that we would enjoy a significant reduction in the cost of CBD compared to purchasing needed CBD from third parties, as we do currently. Following the CBD extraction process, the hemp remains substantially intact. Our management has yet to determine how the post-extraction hemp will be processed into one or more products into which hemp is able to be refined.

       Grizzly Creek Naturals.

CBD Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. Once we begin producing commercial quantities of industrial hemp and extracting the CBD therefrom, we will begin to use all of our own CBD and supplement it with CBD from third parties, as necessary.

We have expanded our line of zero-THC Grizzly Creek Naturals CBD products and currently manufacture and sell the following items:

•	CBD Oil: Original, Huckleberry and Cherry Flavors in 100mg, 250mg, 500mg and 1000mg dosages.

•	CBD-Infused Body Butter (500mg): Unscented and Huckleberry Scent.
•	CBD-Infused Lip Balm (30mg): Huckleberry Scent
•	Bath Bomb with 50mg of CBD: Eucalyptus, Lavender and Citrus Scents.
•	Sports Roll-on with 100mg of CBD

During the second quarter of 2020, we intend to introduce a CBD-infused hand sanitizer.

Other Products. In April 2020, we began sales of our Grizzly Creek Naturals hand sanitizer to retail customers and directly to consumers through our website, having completed the FDA product listing in March 2020.

In the near future, we intend to introduce CBD products for small and large animals under our Grizzly Creek Naturals brand name.

MiteXstream. We intend to have MiteXstream approved as a biopesticide by the U.S. Environmental Protection Agency, and, thereafter, approved, initially, for use in the various states. In January 2020, the application for MiteXstream to be certified as a biopesticide was filed with the EPA. It is expected that EPA approval will be obtained in approximately ten months. Assuming EPA approval, application would be made to the various states for approval; the state approval process takes between one and eight months, variously. Until we obtain the required pesticide certifications, we will not sell any MiteXstream. As soon as we have obtained the required pesticide approvals, we intend to launch immediately our planned MiteXstream sales and distribution efforts.

Based on informal testing done by, and discussions with, cannabis cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. However, no prediction can be made in this regard.

Financial Condition, Liquidity and Capital Resources.

September 30, 2019. At September 30, 2019, Black Bird had $18,611 (unaudited) in cash and working capital of $131,091 (unaudited), compared to $37,662 in cash and working capital of $42,662 at December 31, 2018. From its inception in October 2018 through December 31, 2019, Black Bird had derived a total of approximately $216,000 in cash from sales of its common stock. Our current cash position of approximately $25,000 is adequate for our company to maintain its present level of operations through the remainder 2020. However, we must obtain additional capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital, including through this offering.

September 30, 2019, Pro Forma. On a combined basis (our company and Black Bird), we had working capital of $132,625 (unaudited) at September 30, 2019.

December 31, 2018. At December 31, 2018, Black Bird had $37,662 in cash and working capital of $42,662.

December 31, 2018, Pro Forma. On a combined basis (our company and Black Bird), we had a working capital deficit of $(1,061,450) (unaudited) at December 31, 2018. This working capital deficit was attributable to a total of $1,023,561 in debt, including interest, owed by us to certain related parties. In conjunction with our acquisition of Black Bird, all indebtedness, including accrued and unpaid interest, owed to these related parties as of December 31, 2019, was paid with a total of 23,294,335 shares of our common stock. Each share of our common stock repaid $.04908674 of such indebtedness.

Off Balance Sheet Arrangements. As of September 30, 2019, and as of December 31, 2018, there were no off-balance sheet arrangements.

Contractual Obligations. To date, we have not entered into any material long-term obligations that require us to make monthly cash payments.

Capital Expenditures. We made no capital expenditures during the Current Period. Should we obtain adequate capital, we intend to expect to make capital expenditures related to the establishment of our industrial hemp production and CBD extraction business. The specific amount of such capital expenditures cannot be estimated currently.

— Directors and Officers —

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Fabian G. Deneault Eric Newlan William E. Sluss Jack Jie Qin L. A. Newlan, Jr.	52 58 63 60 85	Director, Chairman of the Board, President Director, Vice President, Secretary Director, Vice President–Finance, Chief Financial Officer Director Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors.

Eric Newlan is the son of L. A. Newlan, Jr. There exist no other family relationships between our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Fabian G. Deneault became our company’s President and a Director upon our acquisition of Black Bird, January 2020. Mr. Deneault is a founder of Black Bird and has served as President and as a Director since its inception in October 2018. From January 2017 through December 2019, Mr. Deneault owned and operated Grizzly Creek Medical Cannabis, a proprietorship licensed as a medical marijuana dispensary in the State of Montana. Since June 2016, Mr. Deneault has been President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From 2014 through April 2016, Mr. Deneault owned and operated PetroXg3 LLC, a purveyor of environmentally-friendly products. For more than 10 years prior to that, Mr. Deneault was engaged in petrochemical sales.

Eric Newlan became our company’s Vice President and a Director upon our acquisition of Black Bird, January 2020. Mr. Newlan is a founder of Black Bird and has served as Vice President, Secretary and as a Director since its inception in October 2018. Since 1987, Mr. Newlan has been a shareholder in the Flower Mound, Texas, law firm of Newlan & Newlan, Ltd., a firm engaged principally in the area of securities regulation, as well as general business counsel. Since June 2016, Mr. Newlan has been Vice President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From October 2012 to October 2015, Mr. Newlan served as a director, and from April to October 2015, Mr. Newlan served as CEO, of Green Life Development, Inc., a Las Vegas, Nevada-based a purveyor of environmentally-friendly products. Mr. Newlan earned a B.A. degree in Business from Baylor University, Waco, Texas, and a J.D. degree from the Washburn University School of Law, Topeka, Kansas. Mr. Newlan is a member of the Texas Bar.

L. A. Newlan, Jr. became a Director of our company upon our acquisition of Black Bird, January 2020. Mr. Newlan was born in Morristown, New Jersey. After a public school education in Daytona Beach, Florida, he served a three-year tour of duty in the United States Marine Corps, from 1953-1956. Mr. Newlan earned a B.A. in Political Science from the University of California at Los Angeles, in 1961, and a J.D. degree from Loyola University of Los Angeles School of Law, Los Angeles, California, in 1964. He has engaged in the private practice of law in California (1965-1977), Kansas (1977-1984) and Texas (1984-Present). Since 1987, Mr. Newlan has been a shareholder in the Flower Mound, Texas, law firm of Newlan & Newlan, Ltd., a firm engaged principally in the area of securities regulation, as well as general business counsel. In addition to the practice of law, during his career, Mr. Newlan has engaged in business in the oil and gas industry, international construction and engineering and alcoholic beverage distribution. Mr. Newlan is a member of the Texas Bar.

Jack Jie Qin has been a Director of our company since February 2010. From February 2010 until our acquisition of Black Bird in January 2020, Mr. Qin served as our President, Chief Executive Officer and Secretary. Mr. Qin has been President, Chief Executive Officer and Chairman of the Board of EFT Holdings, Inc., a Los Angeles, California-based product sales company, since November 2007. Since July 2016, Mr. Qin has served as a Director and President/CEO of HeavenStone Corp., a Temecula, California-based real estate development company. Since 2002, Mr. Qin has been the President of EFT Inc., the predecessor of EFT Holdings, Inc. From July 1998 to December 2002, Mr. Qin was the President of eFastTeam International, Inc. located in Los Angeles, California. Between June 1992 and December 1997 Mr. Qin was the President of LA Import & Export Company, also located in Los Angeles, California. In May 1991, Mr. Qin earned an MBA degree from Emporia State University, Emporia, Kansas. In May 1982, Mr. Qin graduated from Jiangxi Engineering Institute in Nanchang, China, with a major in Mechanical Engineering.

William E. Sluss has been our Principal Financial and Accounting Officer since January 2011. In January 2020, Mr. Sluss became a Director, Vice President–Finance and Chief Financial Officer of our company. Between August 2010 and January 2011, Mr. Sluss coordinated our accounting and financial reporting. Between 2008 and 2010, Mr. Sluss was the Chief Financial Officer for AcccuForce Staffing Services in Kingsport, Tennessee. Between 2002 and 2008 Mr. Sluss was the Chief Financial Officer and Treasurer for Studsvik, Inc., a nuclear services company based in Erwin, Tennessee. Mr. Sluss is a Certified Public Accountant in the State of Virginia and received his Bachelor of Science degree in accounting from the University of Virginia’s College at Wise, Wise, Virginia.

— Compensation of Directors —

We do not pay any of our directors for their services as directors. It is possible that our management could begin to pay our directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

— Executive Compensation —

Compensation Summary. The following table summarizes information concerning the compensation awarded, paid to or earned by, the Company’s executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Jack Jie Qin Former President	2019 2018 2017	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
William E. Sluss Vice President–Finance and Chief Financial Officer	2019 2018 2017	37,000 37,000 37,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	37,000 37,000 37,000
Fabian G. Deneault * President	2019 2018 2017	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
Eric Newlan * Vice President	2019 2018 2017	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
* This person did not become a director of our company until January 2020.

— Outstanding Option Awards —

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Current Report on Form 8-K, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jack Jie Qin (1)	---	---	---	---	n/a	---	n/a	---	---
William E. Sluss	---	---	---	---	n/a	---	n/a	---	---
Fabian G. Deneault	---	---	---	---	n/a	---	n/a	---	---
Eric Newlan	---	---	---	---	n/a	---	n/a	---	---
(1) Mr. Qin ceased being an officer of our company effective January 1, 2020, though he remains a Director.

— Employment Agreements —

We have not yet entered into an employment agreement with any of our officers. However, we intend to do so in the near future. We have not yet determined the terms of such employment agreements.

— Principal Owners of Our Common Stock —

As of the date of this Current Report on Form 8-K, we had 150,000,000 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of Digital Development Partners, Inc., 17800 Castleton Street, Suite 300, City of Industry, California 91748. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percent (1)

Executive officers and directors
Fabian G. Deneault 47123 Michel Road Ronan, Montana 59864	49,746,253	33.16%

Eric Newlan 2201 Long Prairie Road, Suite 107-762 Flower Mound, Texas 75022	24,658,703 (2)	16.44%

Jack Jie Qin	2,831,661 (3)	1.89%

William E. Sluss	1,115,002	*

L. A. Newlan, Jr. 2201 Long Prairie Road, Suite 107-762 Flower Mound, Texas 75022	24,658,703 (2)(4)	16.44%

Officers and directors, as a group (5 persons)	103,010,322(5)	68.67%

5% Owners
EF2T, Inc. (6)	19,215,740	12.81%

*	Less than 1%.
(1)	Based on 150,000,000 shares issued and outstanding.
(2)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(3)	These shares are owned of record by Astonia LLC. Jack Jie Qin, a Director of our company, is the sole manager of this entity.
(4)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.
(5)	Included in these shares are (a) 24,658,703 shares owned of record by Newlan & Newlan, Ltd. (See Note 2), (b) 2,831,661 shares owned of record by Astonia LLC (see Note 3) and (c) 24,658,703 shares owned of record by Newlan & Newlan, Ltd. (See Note 4).
(6)	This entity is owned by Wen Qin, the sister of Jack Jie Qin, a Director of our company.

— Certain Relationships and Related Transactions —

Black Bird Acquisition. Our new Directors, Fabian G. Deneault, Eric Newlan, L. A. Newlan, Jr. and William E. Sluss, collectively owned, directly and indirectly, 75.33% of the issued and outstanding shares of common stock of Black Bird and 100% of the issued and outstanding voting preferred stock of Black Bird. Pursuant to the Merger Agreement with Black Bird, Mr. Deneault, Eric Newlan, L. A. Newlan, Jr. and Mr. Sluss were issued a total of 100,178,661 shares our common stock. The table below sets forth information relating to such persons’ acquiring their respective shares of capital stock of Black Bird and the number of shares of our common stock issued to each of them.

Name	Black Bird Capital Stock Beneficial Ownership	Total Consideration Paid for Black Bird Capital Stock	Common Stock Issued Pursuant to Merger Agreement

Fabian G. Deneault	Common Stock: 22,700,000 shares Preferred Stock: 500,000 shares	$4,250 in cash	49,746,253 shares

Eric Newlan	Common Stock: 11,250,000 shares (1) Preferred Stock: 250,000 shares (1)	$125 in cash	24,658,703 shares (2)

L. A. Newlan, Jr.	Common Stock: 11,250,000 shares (1) Preferred Stock: 250,000 shares (1)	$125 in cash	24,658,703 shares (3)

William E. Sluss	Common Stock: 520,000 shares	Consulting services valued at $7,000	1,115,002 shares

(1)	These shares were purchased of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(2)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(3)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

Loans from Related Parties. As of December 31, 2019, we had outstanding loan balances due to related parties, as follows:

	Principal	Accrued Interest	Total
Name of Lender	Amount Due	Amount Due	Amount Due
EFT Holdings, Inc.*	$642,692	$251,762	$894,454
EF2T, Inc.	$105,250	$4,742	$109,992
Astonia LLC	$137,000	$1,997	$138,997

*	Until our acquisition of Black Bird, EFT Holdings, Inc. was our majority shareholder.

Upon the consummation of the acquisition of Black Bird, the effective date of which was January 1, 2020, all of the principal and accrued interest due to the parties listed above was repaid pursuant to separate debt forgiveness agreements.

Debt Forgiveness Transactions with Related Parties. In conjunction with the Merger Agreement with Black Bird, we entered into debt forgiveness agreements with related parties, as follows:

•	EFT Holdings, Inc.: we issued 18,221,906 shares of common stock to our former majority shareholder, EFT Holdings, Inc., in payment of $894,454 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

•	EF2T, Inc.: we issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

•	Astonia LLC: we issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $138,997 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

Cancellation of Stock Transaction with Related Party. In conjunction with the Merger Agreement with Black Bird, we entered into a cancellation of stock agreement with our former majority shareholder, EFT Holdings, Inc., whereby we cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Distribution and Private Label Agreement. At its inception, Black Bird entered into a Distribution and Private Label Agreement (the “Distribution Agreement”) with Thoreauvian Product Services, LLC (“TPS”), a company controlled by three of our directors, Fabian G. Denault, Eric Newlan and L. A. Newlan, Jr., relating to our MiteXstream biopesticide (the “Private Label Product”). The Distribution Agreement contains the following important provisions: Black Bird has the exclusive right to distribute and sell the Private Label Products in the United States and Canada; Black Bird is required to pay a $20,000 exclusivity fee to TPS; Black Bird is required to purchase $20,000 of the Private Label Products in conjunction with the signing of the Distribution Agreement and to purchase not less than $20,000 of the Private Label Products each year; and the initial term of the Distribution Agreement is 10 years, with a single 10-year renewal term. During 2019, Black Bird made the required payments under the Distribution Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

In January 2020, we issued shares of common stock, as follows:

1. (a) Securities Sold. 120,000,000 shares of common stock were issued. (b) Underwriter or Other Purchasers. Such shares of common stock were issued to the shareholders of Black Bird Potentials Inc., a Wyoming corporation. (c) Consideration. Such shares of common stock were issued pursuant to a plan and agreement of merger in exchange for all of the outstanding voting stock of Black Bird Potentials Inc., a Wyoming corporation. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering.

2. (a) Securities Sold. 18,221,906 shares of common stock were issued. (b) Underwriter or Other Purchasers. Such shares of common stock were issued to EFT Holdings, Inc.. (c) Consideration. Such shares of common stock were issued pursuant to a debt forgiveness agreement. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof.

3. (a) Securities Sold. 2,240,768 shares of common stock were issued. (b) Underwriter or Other Purchasers. Such shares of common stock were issued to EF2T, Inc. (c) Consideration. Such shares of common stock were issued pursuant to a debt forgiveness agreement. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof.

4. (a) Securities Sold. 2,831,661 shares of common stock were issued. (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Astonia LLC. (c) Consideration. Such shares of common stock were issued pursuant to a debt forgiveness agreement. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof.

Item 5.01 Changes in Control of Registrant.

On January 1, 2020, there occurred a change in control of our company, in conjunction with our acquisition of Black Bird Potentials Inc. (Black Bird). Pursuant to the Merger Agreement by which we acquired Black Bird, Fabian G. Deneault, Eric Newlan, L. A. Newlan, Jr. and William E. Sluss were appointed as Directors of our company.

Following the issuance of shares of our common stock pursuant to the Merger Agreemet, Fabian G. Deneault, Eric Newlan and L. A. Newlan, Jr. now own approximately 66% of our issued and outstanding common stock.

Fabian G. Deneault is now our President; Eric Newlan is now our Vice President and Secretary; and William Sluss, formerly our company’s principal financial officer, is now our Vice President–Finance and Chief Financial Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2020, in conjunction with the closing of our acquisition of Black Bird, four new directors, Fabian G. Deneault, Eric Newlan, L. A. Newlan, Jr. and William E. Sluss, were appointed to our Board of Directors. These new directors are to serve until the next annual meeting of our shareholders. Summaries of the backgrounds of these new directors are set forth above under “Directors and Officers.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2020, holders of approximately 68% of our common stock, acting by written consent in lieu of a meeting, approved a change of our corporate name from Digital Development Partners, Inc. to “Black Bird Potentials Inc.” On January 31, 2020, we filed the Certificate of Amendment to our Articles of Incorporation that is to effect this corporate action, a copy of which is Exhibit 3.5 to this Current Report on Form 8-K. The effective time of this corporate action will depend on the date on which FINRA issues its approval of our related filing.

Item 5.06 Change in Shell Company Status.

Our management has determined that, as of the closing of the Merger Agreement with Black Bird, effective January 1, 2020, our company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. In this regard, please refer to Item 2.01 Completion of Acquisition or Disposition of Assets above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 2, 2020, holders of 66.78% of our common stock acted by written consent in lieu of a meeting to approve the change of our corporate name from Digital Development Partners, Inc. to “Black Bird Potentials Inc.”

Item 8.01 Other Events.

In connection with our completing the acquisition of Black Bird Potentials Inc., we issued the press release reproduced below:

* * * START PRESS RELEASE * * *

Digital Development Partners Acquires Black Bird Potentials Inc.

January 2, 2020 -- Digital Development Partners, Inc. (OTC PINK: DGDM) announced today that it completed the acquisition of Black Bird Potentials Inc., a Montana-licensed industrial hemp grower and a manufacturer and distributor of Zero-THC CBD products under its Grizzly Creek NaturalsTM label. The company has adopted the business plan of Black Bird and the company’s ongoing operations are now those of Black Bird. The acquisition of Black Bird was made solely with shares of DGDM stock.

In conjunction with the acquisition, Black Bird’s management took ownership control of DGDM and now controls DGDM’s Board of Directors. However, Jack Jie Qin remains as a Director of DGDM, with William E. Sluss joining the Board of Directors and continuing to serve as DGDM’s Chief Financial Officer.

DGDM’s new President, Fabian G. Deneault, commented, “the entire Black Bird team, which includes our incredibly supportive shareholders, is excited about the opportunity to bring our business vision to the public realm. And we believe the synergy achieved with the continued involvement of Jack and Bill as integral parts of the Black Bird team will yield dynamic results for all of our shareholders.” Continuing, Mr. Deneault stated, “on the business side, we produce only zero-THC CBD products, which we sell through distributors, to retailers and through our website: GrizzlyCreekNaturals.com. We believe sales of our company-produced Grizzly Creek Naturals CBD products will continue its steady expansion during 2020. In addition, 2020 will see us expand our Montana-licensed industrial hemp production and, once EPA-certification is obtained, begin sales of our exciting plant-based biopesticide product, MiteXstreamTM.”

Corporate Action

The Board of Directors of DGDM has approved a corporate name change to “Black Bird Potentials Inc.” During January, application will be made to FINRA for approval and implementation of the name change. The effective date of the name change will be announced, once determined.

About Black Bird Potentials Inc.

Founded in October 2018, Black Bird Potentials manufactures and sells Zero-THC CBD products, including CBD Oils and CBD-infused personal care products. In addition, Black Bird Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program. Black Bird Potentials is the exclusive U.S. distributor for MiteXstream, a pesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants. EPA approval of MiteXstream is expected in late 2020. Black Bird’s website is: https://www.bbpotentials.com.

The SEC filings of Black Bird Potentials Inc. made pursuant to Regulation A are available at:

https://www.sec.gov/cgi-bin/browse-edgar?company=black+bird&owner=exclude&action=getcompany

About Digital Development Partners, Inc.

DGDM has adopted the business plan of Black Bird Potentials Inc.

Notice Regarding Forward-Looking Statements

This news release contains forward-looking information including statements that include the words “believes,” “expects,” “anticipate,” or similar expressions. Such forward looking-statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone’s past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof. Information concerning these and other factors can be found in the company’s filings with the SEC, including its Forms 10-K, 10-Q, and 8-K, which can be obtained on the SEC’s website at http://www.sec.gov.

* * * END OF PRESS RELEASE * * *

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial statements of Black Bird Potentials Inc. required to be filed under this Item 9.01(a) appear at the end of this Current Report on Form 8-K, beginning on page F-1.

(b)	Pro forma financial information. The pro forma financial statements required to be filed under this Item 9.01(b) appear at the end of this Current Report on Form 8-K, following the financial statements of Black Bird Potentials Inc.

(d)	Exhibits.

Exhibit No.	Description

2.1 *	Plan and Agreement of Merger between and among Digital Development Partners, Inc., Bird Acquisition Corp. (a Wyoming corporation) and Black Bird Potentials Inc. (a Wyoming corporation).
3.1 +	Articles of Incorporation, incorporated by reference from Registration Statement on Form SB-2 (File No. 333-145951)
3.2 +	Bylaws of Registrant, incorporated by reference from Registration Statement on Form SB-2 (File No. 333-145951)
3.3 *	Certificate of Change Pursuant to NRS 78.209 filed May 20, 2009.
3.4 *	Articles of Merger filed May 20, 2009.
3.5 *	Certificate of Amendment to Articles of Incorporation filed January 31, 2020.
10.1 *	Debt Forgiveness Agreement between Digital Development Partners, Inc. and EFT Holdings, Inc.
10.2 *	Debt Forgiveness Agreement between Digital Development Partners, Inc. and EF2T, Inc.
10.3 *	Debt Forgiveness Agreement between Digital Development Partners, Inc. and Astonia LLC.
10.4 *	Cancellation of Stock Agreement between Digital Development Partners, Inc. and EFT Digitech, Inc.
10.5 *	Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and CBD INC Limited Liability Partnership.
10.6 *	Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and Gorilla Mitts, LLC.
10.7 *	Regional Development and Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and Northland Partners, LLC.
10.8 *	Consulting Agreement among Digital Development Partners, Inc, Black Bird Potentials Inc. (a Wyoming corporation) and Dylan Hunt and Kaitlin Appell.

* Filed previously.

+ Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: April 13, 2020.

DIGITAL DEVELOPMENT PARTNERS, INC.

By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President

INDEX TO FINANCIAL STATEMENTS

Black Bird Potentials Inc. Unaudited Financial Statements for the Nine Months Ended September 30, 2019

Black Bird Potentials Inc. Audited Financial Statements for the Year Ended December 31, 2018

Digital Development Partners, Inc. Unaudited Pro Forma Financial Statements

BLACK BIRD POTENTIALS INC.

BALANCE SHEETS

September 30, 2019, and December 31, 2018

	9/30/19 (unaudited)	12/31/18 (audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,611		$37,662
Accounts receivable	74,782		---
Subscription receivable	---		5,000
Inventory, including pre-paid inventory	38,153		---
Total current assets	131,546		42,662
OTHER ASSETS
Investment in pesticide product license, net of amortization of $2,470	34,535		---
Deferred offering cost	6,550		---
Total other assets	41,085		---
TOTAL ASSETS	172,631		42,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$455	$	---
TOTAL LIABILITIES	455		---
STOCKHOLDERS’ EQUITY
Preferred Stock - 1,000,000 shares authorized, $0.00001 par value; 1,000,000 shares and 1,000,000 shares issued and outstanding at September 30, 2019, and December 31, 2018, respectively	$10		$10
Common Stock - 300,000,000 shares authorized, $0.00001 par value; 52,358,000 shares and 47,115,000 shares issued and outstanding at September 30, 2019, and December 31, 2018, respectively	523		471
Common stock subscribed	---		5,000
Additional paid-in capital	164,417		37,319
Retained earnings (accumulated deficit)	7,226		(138)
Total stockholders’ equity	172,176		42,662
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	172,631		42,662

The accompanying notes are an integral part of these unaudited financial statements.

F-1

BLACK BIRD POTENTIALS INC.

STATEMENT OF INCOME

For the Nine Months Ended September 30, 2019

Nine Months Ended 9/30/19 (unaudited)
REVENUES	$84,167
COST OF GOODS SOLD	4,061
GROSS PROFIT	80,106
EXPENSES
Professional and consulting services	39,570
Amortization	2,470
Website and related services	7,815
General and administrative	20,382
TOTAL EXPENSES	70,237
INCOME BEFORE TAXES	9,869
Income tax expense	(2,505)
NET INCOME	$7,364
NET INCOME PER COMMON SHARE
Basic and diluted	$0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	51,711,500

The accompanying notes are an integral part of these unaudited financial statements.

F-2

BLACK BIRD POTENTIALS INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019 (unaudited)

	Preferred Stock			Common Stock
	Shares	Amount		Shares	Amount		Common Stock Subscribed		Additional Paid-in Capital		Retained Earnings (Accumulated Deficit)		Total
Balances at October 16, 2018	---	$	---	---	$	---	$	---	$	---	$	---	$	---
Contributions	1,000,000		10	47,115,000		471		5,000		37,319		---		42,800
Distributions	---		---	---		---		---		---		---		---
Net Income (Loss)	---		---	---		---		---		---		(138)		(138)
Balance, December 31, 2018	1,000,000		10	47,115,000		471		5,000		37,319		(138)		42,662
Contributions	---		---	3,203,000		32		(5,000)		88,118		---		83,150
Distributions	---		---	---		---		---		---		---		---
Common stock issued for services	---		---	2,040,000		20		---		38,980		---		39,000
Net Income (Loss)	---		---	---		---		---		---		7,364		7,364
Balance, September 30, 2019	1,000,000		$10	52,358,000		$523	$	---		$164,417		$7,226		$172,176

The accompanying notes are an integral part of these unaudited financial statements.

F-3

BLACK BIRD POTENTIALS INC.

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2019

	Nine Months Ended 9/30/19 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$7,364
Adjustments to Reconcile Net Income to Net Cash
Amortization		2,470
Stock issued for services		39,000
(Increase) in accounts receivable		(74,782)
Increase in accounts payable		455
NET CASH USED FOR OPERATING ACTIVITIES		(25,493)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of inventory		(40,153)
Investment in pesticide product license		(37,005)
Deferred offering expense		(6,550)
NET CASH USED FOR INVESTING ACTIVITIES		(83,708)
CASH FLOWS FROM FINANCING ACTIVITIES
Subscription receivable		5,000
Proceeds from issuance of common stock for cash		85,150
NET CASH PROVIDED BY FINANCING ACTIVITIES		90,150
NET CHANGE IN CASH		(19,051)
Cash beginning of period		37,662
Cash end of period		$18,611
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	$	---
Interest paid	$	---

The accompanying notes are an integral part of these unaudited financial statements.

F-4

BLACK BIRD POTENTIALS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Black Bird Potentials Inc. (the “Company”) is a corporation that was formed in Wyoming on October 16, 2018. The Company has adopted a December 31st calendar year end for reporting requirements.

The Company has become engaged in the production and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% THC. These products are marketed under the “Grizzly Creek Naturals” trademark. Also, the Company has applied to become part of the Montana Hemp Pilot Program, under which the Company would become a grower of industrial hemp. The Company expects to be accepted into the Montana Hemp Pilot Program during the first quarter of 2019.

The Company has developed an environmentally-friendly pesticide, MiteXstream, that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp) and hops. During the first quarter of 2019, the Company intends to apply to the U.S. Environmental Protection Agency for the certification of MiteXstream as a pesticide. Sales of MiteXstream will not commence until EPA certification is achieved.

Revenue Recognition

Revenues are recognized upon shipment of goods from the Company’s facilities or upon notification of direct shipment from the Company’s suppliers to the Company’s customers. There was no revenue generated during the year ended December 31, 2018.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, these include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Leases

Leases that meet the criteria for capitalization are classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred. As of December 31, 2018, there were no such leases.

Concentration of Cash and Credit Risk

The Company maintains corporate cash balances which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant risk on its cash balances. At December 31, 2018, the Company had no uninsured cash balances

Advertising

Advertising Costs are expensed in the year incurred. The Company incurred no advertising expense for the year ended December 31, 2018.

F-5

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES-continued

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, “Fair Value Measurements and Disclosures”, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

The carrying amounts reported in the balance sheets for cash and cash equivalents and receivables are a reasonable estimate of fair value.

NOTE B - INCOME TAXES

The Company accounts for income taxes in accordance with the FASB ASC Topic 740, Income Taxes, which requires the recognition of deferred income taxes for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The differences relate principally to depreciation and amortization of property and equipment, related party interest and allowance for loan losses. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be deductible or taxable when the assets to the amount expected to be realized. The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.

NOTE C - REGULATION A OFFERING

In April 2019, the Company’s Form 1-A Offering Statement filed with the SEC, relating to an offering pursuant to Regulation A under the Securities Act of 1933, as amended, was “qualified” by the SEC. The Company is offering up to 5,000,000 shares of its common stock at an offering price of $.05 per share. As of September 30, 2019, the Company had sold 703,000 shares of its common stock for a total of $35,150 pursuant to such offering.

NOTE D - STOCK ISSUANCES

During the nine months ended September 30, 2019, the Company issued shares of its common stock, as follows:

•    Pursuant to a private offering, the Company sold a total of 2,500,000 shares of common stock for $50,000 in cash, a per share price of $.02.

•    Pursuant to the Company’s Regulation A offering, the Company sold a total of 703,000 shares of common stock for $35,150 in cash, a per share price of $.05.

•    The Company issued 1,250,000 shares of common stock to a third-party consultant, which shares were valued at $.01 per share, or $12,500, in the aggregate.

•    The Company issued 500,000 shares of common stock to a third-party consultant, which shares were valued at $.02 per share, or $10,000, in the aggregate.

•    The Company issued a total of 290,000 shares of common stock to six separate third-party consultants, which shares were valued at $.05 per share, or $14,500, in the aggregate.

NOTE E - SUBSCRIPTION RECEIVABLE

At December 31, 2018, cash relating to a subscription for $5,000 of common stock under a private offering had not been received by the Company. Such subscription amount was received by the Company in January 2019.

F-6

NOTE F - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2019, the Company’s President, Fabian G. Deneault, provided required office space and greenhouse space at no charge.

In October 2018, the Company sold securities to related parties, as follows:

•    One of the Company’s officers and directors, Fabian G. Deneault, purchased 22,500,000 shares of common stock and 500,000 shares of Series A Super Voting Convertible Preferred Stock for a total of $250 in cash.

•    The law firm in which on one of the Company’s officers and directors, Eric Newlan, is a partner purchased 22,500,000 shares of common stock and 500,000 shares of Series A Super Voting Convertible Preferred Stock for a total of $250 in cash.

In December 2018, Fabian G. Deneault purchased 200,000 shares of common stock in a private offering for $4,000 in cash, a per share price of $.02.

The Company has entered into a Distribution and Private Label Agreement (the “Distribution Agreement”) with Thoreauvian Product Services, LLC, a company controlled by the Company’s officers and directors, Fabian G. Deneault and Eric Newlan, relating to MiteXstream (the “Private Label Product”). The Distribution Agreement’s effective date is January 1, 2019, with an initial term of 10 years and a single 10-year renewal term.

Under the Distribution Agreement, the Company has the exclusive right to distribute and sell the Private Label Product in the United States and Canada. In addition, the Company is required to pay a $20,000 exclusivity fee and to purchase $20,000 of the Private Label Product in conjunction with the signing of the Distribution Agreement and to purchase not less than $20,000 of the Private Label Product each year. In addition, the Company is required to pay all costs in excess of $20,000 associated with MiteXstream’s becoming approved by the U.S. EPA (and relevant states) as a pesticide. During the nine months ended September 30, 2019, the Company paid (1) the required exclusivity fee ($20,000), (2) or the required Private Label Product amount ($20,000) and (3) a total of $12,962 in EPA-related costs.

NOTE G - DISTRIBUTION AGREEMENTS

In July 2019, the Company entered into a distribution agreement with a Montana-based company with respect to the Company’s Grizzly Creek Naturals products. Such distributor purchased $64,320 of Grizzly Creek Naturals products upon the execution of the distribution agreement.

In September 2019, the Company entered into a distribution agreement with a Las Vegas, Nevada-based company with respect to the Company’s Grizzly Creek Naturals products. Such distributor purchased $8,882 of Grizzly Creek Naturals products upon the execution of the distribution agreement.

NOTE H - STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Preferred Stock.

During the year ended December 31, 2018, the Company sold a total of 1,000,000 shares of its preferred stock to its founders for cash in the total amount of $10. During the nine months ended September 30, 2019, the Company did not issue any shares of preferred stock. (See Note F - Related Party Transactions).

Common Stock.

Stock Issued for Cash.

During the nine months ended September 30, 2019, the Company sold shares of its common stock for cash, as follows: 2,500,000 shares of common stock were sold for a total of $50,000 in cash, a per share price of $.02; and 703,000 shares of common stock were sold for a total of $35,150 in cash, a per share price of $.05.

F-7

During the year ended December 31, 2018, the Company sold shares of its common stock for cash, as follows: 45,000,000 shares of common stock were sold for a total of $400 in cash (Note F - Related Party Transactions); and 2,115,000 shares of common stock were sold for a total of $42,300 in cash, a per share price of $.02, $5,000 of which amount was a subscription receivable at December 31, 2018.

Stock Issued for Services.

During the nine months ended September 30, 2019, the Company issued shares of its common stock to third-party consultants in payment of services, as follows: 1,250,000 shares of common stock were issued to a third-party consultant, which shares were valued at $.01 per share, or $12,500, in the aggregate; 500,000 shares of common stock were issued to a third-party consultant, which shares were valued at $.02 per share, or $10,000, in the aggregate; and a total of 290,000 shares of common stock were issued to six separate third-party consultants, which shares were valued at $.05 per share, or $14,500, in the aggregate.

During the year ended December 31, 2018, the Company did not issue shares of its common stock in payment of services.

Common Stock Subscribed.

At December 31, 2018, the Company had a stock subscription receivable in the amount of $5,000 from a single third party. In January 2019, such stock subscription receivable was received by the Company.

Additional Paid-in Capital.

During the nine months ended September 30, 2019, total additional paid-in capital from issuances of common stock of the Company totaled $164,417,$125,437 of which is attributable to cash received in excess of stated capital and $38,980 of which is attributable to the value of shares of common stock issued being in excess of stated capital. During the year ended December 31, 2018, total additional paid-in capital from issuances of common stock of the Company totaled $37,319, all of which is attributable to cash received in excess of stated capital. No additional paid-in capital was derived from the sale of Company preferred stock.

Retained Earnings (Accumulated Deficit).

For the nine months ended September 30, 2019, the Company had net income of $7,364 compared to a net loss of $138 for the year ended December 31, 2018, for total retained earnings at September 30, 2019, of $7,226.

Total Stockholders’ Equity.

Total stockholders’ equity increased from $42,662 at December 31, 2018, to $172,176 at September 30, 2019. The Company’s stockholders’ equity is primarily attributable to sales of its securities in the total amount of $125,950.

NOTE I - SUBSEQUENT EVENTS

In October 2019, the Company Las Vegas distributor issued a purchase order for $161,442 of our Grizzly Creek Naturals products.

Subsequent to September 30, 2019, the Company has sold a total of 1,861,000 in its Regulation A offering for a total of $93,050 in cash.

Subsequent to September 30, 2019, the Company has issued a total of 700,000 shares of common stock to three separate third-party consultants, which shares were valued at $.05 per share, or $35,000, in the aggregate.

Effective January 1, 2020, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Digital Development Partners, Inc., a publicly-traded company (“DGDM”), pursuant to which the Company became a wholly-owned subsidiary of DGDM.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Black Bird Potentials Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Black Bird Potentials Inc. (the Company) as of December 31, 2018, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 16, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from October 16, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ FARMER, FUQUA & HUFF, P.C.

Farmer, Fuqua, & Huff, P.C.

We have served as the Company’s auditor since 2020

Richardson, TX

March 20, 2020

F-9

BLACK BIRD POTENTIALS INC. BALANCE SHEET December 31, 2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$37,662
Subscription receivable		5,000
Total current assets		42,662
TOTAL ASSETS		$42,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES	$	---
STOCKHOLDERS’ EQUITY
Preferred stock, $0.00001 par value, 1,000,000 shares authorized, 1,000,000 issued and outstanding at December 31, 2018		$10
Common stock, $0.00001 par value, 300,000,000 shares authorized, 47,115,000 issued and outstanding at December 31, 2018		471
Common stock subscribed		5,000
Additional paid-in capital		37,319
Retained earnings (accumulated deficit)		(138)
Total stockholders’ equity		$42,662
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$42,662

See accountants’ report and accompanying notes.

F-10

BLACK BIRD POTENTIALS INC. STATEMENT OF OPERATIONS Year Ended December 31, 2018

REVENUES	$	---

EXPENSES
General and administrative		138
Total expenses		138

INCOME (LOSS) BEFORE TAXES		(138)
Income tax expense		---

NET LOSS		$(138)

See accountants’ report and accompanying notes.

F-11

BLACK BIRD POTENTIALS INC. STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) Year Ended December 31, 2018

	Preferred Stock			Common Stock
	Shares	Amount		Shares	Amount		Common Stock Subscribed		Additional Paid-in Capital		Retained Earnings (Accumulated Deficit)		Total
Balances at October 16, 2018	---	$	---	---	$	---	$	---	$	---	$	---	$	---
Contributions	1,000,000		10	47,115,000		471		5,000		37,319		---		42,800
Distributions	---		---	---		---		---		---		---		---
Net Income (Loss)	---		---	---		---		---		---		(138)		(138)
Balance, December 31, 2018	1,000,000		$10	47,115,000		$471		$5,000		$37,319		$(138)		$42,662

See accountants’ report and accompanying notes.

F-12

BLACK BIRD POTENTIALS INC. STATEMENT OF CASH FLOWS Year Ended December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(138)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in operating assets and liabilities		---
Net cash used for operating activities		(138)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of preferred stock		$10
Proceeds from issuance of common stock		471
Stockholders’ contribution of additional paid in capital		37,319
Net cash provided by financing activities		37,800
Net increase in cash and cash equivalents		37,622
Cash and cash equivalents at beginning of period		---
Cash and cash equivalents at end of period		$37,622

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---
Interest expense	$	---

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in subscription receivables for common stock issued in the amount of $5,000
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---

See accountants’ report and accompanying notes.

F-13

BLACK BIRD POTENTIALS INC. NOTES TO FINANCIAL STATEMENTS December 31, 2018

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Black Bird Potentials Inc. (the “Company”) is a corporation that was formed in Wyoming on October 16, 2018. The Company has adopted a December 31st calendar year end for reporting requirements.

The Company has become engaged in the production and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% THC. These products are marketed under the “Grizzly Creek Naturals” trademark. Also, the Company has applied to become part of the Montana Hemp Pilot Program, under which the Company would become a grower of industrial hemp. The Company expects to be accepted into the Montana Hemp Pilot Program during the first quarter of 2019.

The Company has developed an environmentally-friendly pesticide, MiteXstream, that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp) and hops. During the first quarter of 2019, the Company intends to apply to the U.S. Environmental Protection Agency for the certification of MiteXstream as a pesticide. Sales of MiteXstream will not commence until EPA certification is achieved.

Revenue Recognition

Revenues are recognized upon shipment of goods from the Company’s facilities or upon notification of direct shipment from the Company’s suppliers to the Company’s customers. There was no revenue generated during the year ended December 31, 2018.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, these include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Leases

Leases that meet the criteria for capitalization are classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred. As of December 31, 2018, there were no such leases.

Concentration of Cash and Credit Risk

The Company maintains corporate cash balances which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant risk on its cash balances. At December 31, 2018, the Company had no uninsured cash balances

F-14

BLACK BIRD POTENTIALS INC. NOTES TO FINANCIAL STATEMENTS December 31, 2018

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES-continued

Advertising

Advertising Costs are expensed in the year incurred. The Company incurred no advertising expense for the year ended December 31, 2018.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, “Fair Value Measurements and Disclosures”, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

The carrying amounts reported in the balance sheets for cash and cash equivalents and receivables are a reasonable estimate of fair value.

NOTE B - INCOME TAXES

The Company accounts for income taxes in accordance with the FASB ASC Topic 740, Income Taxes, which requires the recognition of deferred income taxes for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The differences relate principally to depreciation and amortization of property and equipment, related party interest and allowance for loan losses. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be deductible or taxable when the assets to the amount expected to be realized. The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.

NOTE C - SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 30, 2020, the date on which the financial statements were available to be issued.

F-15

DIGITAL DEVELOPMENT PARTNERS, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Digital Development Partners, Inc. (“DGDM”) and Black Bird Potentials Inc. (“BBP”) after giving effect to DGDM’s acquisition of BBP (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was January 1, 2020.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of DGDM at September 30, 2019 (unaudited), and adjusts such information to give effect to the acquisition of BBP, as if the acquisition had occurred at September 30, 2019. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2019. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and BBP’s financial statements and related notes thereto contained elsewhere herein.

	DGDM	BBP	Pro Forma Adjustments		Pro Forma
Cash and cash equivalents	$1,534	$18,611	$	---	$20,145
Accounts receivable	---	74,782		---	74,782
Inventory, net	---	38,153		---	38,153
Total current assets	1,534	131,546		---	133,080
Other assets	---	41,085		---	41,085
Total assets	$1,534	$172,631	$	---	$174,165
Liabilities	1,109,612	455		(1,109,612)	455
Stockholders’ Equity (Deficit)
Preferred stock	---	10		(10)	---
Common stock	85,971	523		63,489	149,983
Additional paid-in capital	7,488,946	164,417		1,053,359	8,706,722
Retained earnings (deficit)	(8,682,995)	7,226		(7,226)	(8,682,995)
Total stockholders’ equity (deficit)	(1,108,078)	172,176		1,109,612	173,710
Total liabilities and stockholders’ equity (deficit)	$1,534	$172,631	$	---	$174,165

See accompanying notes to unaudited pro forma financial statements.

F-16

Unaudited Pro Forma Statements of Income

Nine Months Ended September 30, 2019

The following pro forma statement of income has been derived from the statement of income of DGDM at September 30, 2019, and adjusts such information to give effect to the acquisition of BBP, as if the acquisition had occurred at January 1, 2019. The pro forma statement of income is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at January 1, 2019. The pro forma statement of income should be read in conjunction with BBP’s financial statements and related notes thereto contained elsewhere in this filing.

	DGDM		BBP	Pro Forma Adjustments		Pro Forma
Revenues	$	---	$84,167	$	---	$84,167
Cost of goods sold		---	4,061		---	4,061
Gross profit		---	80,106		---	80,106
Expenses
Professional and consulting services		---	39,570		---	39,570
Amortization		---	2,470		---	2,470
Website and related services		---	7,815		---	7,815
General and administrative		58,432	20,382			78,814
Total expenses		58,432	70,237		---	128,669
Interest expense		(30,818)	---		---	(30,818)
Income (loss) before taxes		(89,250)	9,869		---	(79,381)
Income tax expense		---	(2,505)		---	(2,505)
Net income (loss)		$(89,250)	$7,364	$	---	$(81,886)
Net income (loss) per share
Basic and Diluted		$(0.00)	$0.00	$	---	$(0.00)
Weighted average shares outstanding
Basic and Diluted		85,970,665	51,711,500		64,029,335	150,000,000

See accompanying notes to unaudited pro forma financial statements.

F-17

Unaudited Pro Forma Statements of Income (Cont.)

Year Ended December 31, 2018

The following pro forma statement of income has been derived from the statement of income of DGDM at December 31, 2018, and adjusts such information to give effect to the acquisition of BBP, as if the acquisition had occurred at January 1, 2018. The pro forma statement of income is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at January 1, 2018. The pro forma statement of income should be read in conjunction with BBP’s financial statements and related notes thereto contained elsewhere in this filing.

	DGDM		BBP		Pro Forma Adjustments		Pro Forma
Revenues	$	---	$	---	$	---	$	---
Cost of goods sold		---		---		---		---
Gross profit		---		---		---		---
Expenses
General and administrative		83,538		138				83,676
Total expenses		83,538		138		---		83,676
Interest expense		(37,572)		---		---		(37,572)
Income (loss) before taxes		(121,110)		(138)		---		(121,248)
Income tax expense		---		---		---		---
Net income (loss)		$(121,110)		$(138)	$	---		$(121,248)
Net income (loss) per share
Basic and Diluted		$(0.00)		$(0.00)	$	---		$(0.00)
Weighted average shares outstanding
Basic and Diluted		85,970,665		47,115,000		64,029,335		150,000,000

See accompanying notes to unaudited pro forma financial statements.

F-18

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of September 30, 2019, and the unaudited pro forma statements of income for the nine months ended September 30, 2019, and for the year ended December 31, 2018, are based on the historical financial statements of DGDM and BBP after giving effect to DGDM’s acquisition of BBP (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform BBP’s accounting policies to DGDM’s accounting policies.

The unaudited pro forma balance sheet as of September 30, 2019, is presented as if the Acquisition had occurred on September 30, 2019. The unaudited pro forma statement of income of DGDM and BBP for the nine months ended September 30, 2019, is presented as if the Acquisition had taken place on January 1, 2019. The unaudited pro forma statement of income of DGDM and BBP for the year ended December 31, 2018, is presented as if the Acquisition had taken place on January 1, 2018.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of DGDM that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of DGDM.

Note 2. BBP Acquisition

Effective January 1, 2020, DGDM entered into a Plan and Agreement of Merger with BBP (the “Merger Agreement”), pursuant to which DGDM acquired BBP, a company that is (a) engaged in the production and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% THC, (b) a licensed participant in the Montana Hemp Pilot Program (c) the exclusive distributor of an environmentally-friendly pesticide, MiteXstream, that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp), coffee and hops. DGDM has adopted the business plan of BBP as its overall corporate business plan. Pursuant to the Merger Agreement, DGDM issued a total of 120,000,000 shares of common stock to the shareholders of BBP, all of which shares are considered “restricted securities.”

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, pro forma adjustments were made only to current liabilities, which adjustments were made to reflect the cancellation of $1,109,612 of DGDM debt as of September 30, 2019, by the issuance of shares. Subsequent to September 30, 2019, during the three months ended December 31, 2019, DGDM obtained additional loans and incurred additional interest in the total amount of $33,831. This additional $33,831 of debt was cancelled by issuance of shares on January 1, 2020.

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to weighted average shares outstanding, which adjustments were made to reflect the issuances and a cancellation of shares in connection with the Merger Agreement, as follows: (a) the cancellation of 79,265,000 shares by a related party, (b) the issuance of a total of 23,294,335 shares in cancellation of indebtedness and (c) the issuance of 120,000,000 shares pursuant to the Merger Agreement.

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